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                                                                Exhibit 4.1(e)

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                               MENTUS MEDIA CORP.

                                 $--------------

            __ Units Consisting of __% Senior Secured Notes due 2003
                                      with
               Warrants to Purchase _______ Shares of Common Stock


                               PURCHASE AGREEMENT


                                                               February __, 1998

NatWest Capital Markets Limited
135 Bishopsgate
London, EC2M 3XT
United Kingdom

Ladies and Gentlemen:

            The undersigned hereby confirms its agreement with you (the "Initial Purchaser") as set forth below.

            1. The Securities. Subject to the terms and conditions herein contained, Mentus Media Corp., a Delaware corporation (the "Company"), proposes to issue and sell to the Initial Purchaser ___ Units (the "Units"), each Unit consisting of $1,000 principal amount of ___% Senior Secured Notes due 2003 (the "Notes") and ___ Warrants (the "Warrants"), each to purchase ___ Shares of Common Stock, par value $0.01 per share (the "Common Stock"), to be issued upon exercise of the Warrants (the "Warrant Shares") representing in the aggregate ___% of the outstanding Common Stock of the Company on a fully diluted basis. The Units, the Notes and the Warrants are referred to herein collectively as the "Securities".

            The Units will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in

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reliance on exemptions therefrom.

            In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated January 21, 1998 (the "Preliminary Memorandum") and will prepare a final offering memorandum dated February __, 1998 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as the "Memorandum") setting forth or including a description of the terms of the Units, the Notes and the Warrants, the terms of the offering of the Units, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

            The Company and the Initial Purchaser will enter into a Registration Rights Agreement (the "Registration Rights Agreement") prior to or concurrently with the issuance of the Units. Pursuant to the Registration Rights Agreement, under the circumstances and the terms set forth therein, the Company will agree to file with the Securities and Exchange Commission (the "Commission"): (i) a registration statement on Form S-4 (the "Exchange Offer Registration Statement") relating to a registered Exchange Offer (as defined in the Registration Rights Agreement) for the Notes under the Act to offer to the holders of the Notes the opportunity to exchange their Notes for an issue of notes substantially identical to the Notes (except that (a) interest thereon will accrue from the last date on which interest was paid on the Notes, or if no such interest has been paid, from August 1, 2000, (b) such Notes will not contain restrictions on transfer, and (c) such Notes will not contain provisions relating to an increase in their interest rate under certain circumstances) that would be registered under the Act (the "Exchange Notes"); or (ii) alternatively, in the event that applicable interpretations of the Commission do not permit the Company to effect the Exchange Offer or do not permit any holder of the Notes to participate in the Exchange Offer, a shelf registration statement (the "Shelf Registration Statement") to cover resales of Notes by such holders who satisfy certain conditions, including the provision of information in connection with the Shelf Registration Statement.

            The Company also will enter into (i) a Registration Rights Agreement with respect to the Warrant Shares, whereby the Company will agree to include the Warrant Shares in any registration statement relating to the Common Stock (the "Warrant Registration Rights Agreement"), (ii) a Unit Agreement (the "Unit Agreement") and (iii) a Warrant Agreement (the "Warrant Agreement"), in each case with United States Trust Company of New York as unit agent (the "Unit Agent") and as warrant agent (the "Warrant Agent"), as the case may be, prior to, or concurrently with, the issuance of the Units.

            2. Representations and Warranties. The Company represents and

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warrants to, and agrees with the Initial Purchaser that:

            (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and, in the case of the Final Memorandum and any amendment or supplement thereto, at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or shall contain any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto. The Final Memorandum conforms in all material respects to the requirements of the Act and the rules and regulations promulgated thereunder as if it was a prospectus filed as part of a registration statement on Form S-3 relating to the Securities (except that such a prospectus would include the following specified under the rules and regulations of the Securities Act: (i) a Pricing Table; (ii) an "Additional Information" section; (iii) an "Incorporation by Reference" section; and (iv) certain indemnification provisions.)

            (b) As of the Closing Date, the Company will have the authorized and issued capital stock set forth in the Final Memorandum under the "Pro Forma" column under the caption "Capitalization"; all of the outstanding shares of capital stock of the Company as of the Closing Date will be duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights; except as set forth in the Final Memorandum, there are no outstanding (i) options, warrants or other rights to purchase from the Company, (ii) agreements or other obligations of the Company to issue or (iii) other rights to convert any obligation into, or exchange any securities of, shares of capital stock of, or other equity securities for, the Company. The Company does not own, directly or indirectly, any capital stock or any other equity or debt securities or have any equity interests in any firm, partnership, joint venture, limited liability company or other entity.

            (c) The Company has been duly incorporated, is validly existing and is in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted, and as described in the Final Memorandum; the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or

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      otherwise), prospects or results of operations of the Company (any such event, a "Material Adverse Effect").

            (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company, and when executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company (assuming due authorization, execution and delivery of the Indenture by the Trustee), will entitle the Initial Purchaser to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

            (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized, executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

            (f) The Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement) have been duly and validly authorized by the Company and, when the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute valid and legally binding obligations of the Company, will entitle the holder to the benefits of the Indenture, and will be enforceable against the Company in accordance with their terms (assuming due authorization, execution and delivery of the Indenture by the Trustee), except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

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            (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Unit Agreement and the Warrant Agreement. Each of such agreements has been duly and validly authorized by the Company, and when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization fraudulent conveyance, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and subject to the limitations of federal and state securities laws and public policy considerations as to any rights to indemnity or contribution thereunder.

            (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each of (i) the Pledge Agreement, to be dated the Closing Date, whereby the Company would pledge all of its Pledged Securities (as defined in such agreement) to United States Trust Company of New York, in its capacity as collateral agent (the "Collateral Agent") for the benefit of the holders of the Notes (the "Pledge Agreement") and (ii) the Security Agreement (including any agreements granting a security interest in intellectual property), to be dated the Closing Date, whereby the Company, grants a security interest in all of the Collateral (as defined in such agreement) owned by it to the Collateral Agent for the benefit of the holders of the Notes (the "Security Agreement" and, together with the Pledge Agreement the "Security Documents"). Each of the Security Documents has been duly and validly authorized by the Company, and when executed and delivered by the Company, constitutes a valid and legally binding agreement of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

            (i) The Units have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor by the Initial Purchaser in accordance with the terms of this Agreement and countersigned by the Unit Agent, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

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            (j) The Warrants have been duly authorized by the Company and, when issued and delivered by the Company and countersigned by the Warrant Agent in accordance with the terms of this Agreement and the Warrant Agreement, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

            (k) The Warrant Shares have been duly and validly authorized and validly reserved for issuance and when issued and paid for upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid, nonassessable and free of preemptive rights.

            (l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and subject to the limitations of federal and state securities laws and public policy considerations as to any rights to indemnity or contribution thereunder.

            (m) No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Unit Agreement, the Warrant Agreement, the Indenture, the Securities and the Security Documents or the consummation by the Company of the transactions contemplated hereby or thereby that are to be completed on or before the Closing Date, except such as have been obtained or disclosed in the Final Memorandum and such as may be required under state securities or "Blue Sky" laws. The Company is not (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its respective properties or assets, or (iii) in breach of or in default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other

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      agreement or instrument to which it is a party or to which it or its properties or assets is subject (collectively, "Contracts") except in the case of clauses (ii) and (iii) above such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

            (n) The execution, delivery and performance by the Company of this Agreement, the Indenture, the Securities, the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Unit Agreement, the Warrant Agreement and the Security Documents and the consummation by the Company of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, and the retention by the Company of NatWest Capital Markets Limited ("NatWest") pursuant to those certain letter agreements (including the engagement and indemnity letter agreements) dated January 9, 1998 (collectively, the "NatWest Engagement Letter") and NatWest's acting as contemplated hereby and thereby, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract except such conflicts, breaches, defaults or violations, that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or by-laws (or similar organizational document) of the Company, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its respective properties or assets except such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

            (o) The financial statements of the Company included in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis except as otherwise stated therein. The summary and selected financial and statistical data in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the financial statements included therein, except as otherwise stated therein. McGladrey & Pullen, LLP is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

            (p) Except as noted in the Memorandum, the pro forma financial information included in the Preliminary Memorandum and the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the

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      assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Preliminary Memorandum and the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The financial projection information included in the Preliminary Memorandum and the Final Memorandum are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date hereof and as of the Closing Date.

            (q) Except as noted in the Memorandum, there is not, to the knowledge of the Company, pending or threatened, any action, suit, proceeding, inquiry, investigation or legislative mandate to which the Company is a party, or to which the property or assets of the Company is subject, before or brought by any court, arbitrator or governmental agency or body which is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Preliminary Memorandum and the Final Memorandum.

            (r) The Company owns or possesses adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Preliminary Memorandum and the Final Memorandum, except where the failure to own or possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received any notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

            (s) The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, provincial, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its businesses as now or proposed to be conducted as described in the Preliminary Memorandum and the Final Memorandum (collectively, the "Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect or where any Permits would be required only in connection with the Company's expansion into new geographical areas; provided, however, that any such Permits will be acquired when required by applicable law; the Company has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the

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      rights of the holder of any such Permit except where such revocation, termination or impairment would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

            (t) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) which are not in the ordinary course of business and which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company (a "Material Change"), (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) other than as described in the Final Memorandum, there have been no changes in the capital stock or long-term indebtedness of the Company which would, individually or in the aggregate, constitute a Material Change.

            (u) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, condition, (financial or otherwise), prospects or results of operations of the Company from that set forth in the Preliminary Memorandum and the Final Memorandum.

            (v) The Company has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Company in accordance with generally accepted accounting principles ("GAAP"). The Company has at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Company) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company, threatened by any authority regarding any taxes relating to the Company. The Company has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company not to be subject to the normally applicable statute of limitations.

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            (w) The statistical and market-related data included in the
      Preliminary and the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

            (x) Neither the Company nor any agent acting on any of its behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (y) The Company has good, sufficient and legal title to all real property and good title to all personal property described in the Preliminary Memorandum and the Final Memorandum as being owned by it and good, sufficient and legal title to any leasehold estate in the real and personal property described in the Preliminary Memorandum and the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Preliminary Memorandum and the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

            (z) There are no legal or governmental proceedings involving or affecting the Company or any of its properties or assets which would be required to be described in a prospectus forming part of a registration statement filed with the Commission pursuant to the Act that are not described in the Preliminary Memorandum and the Final Memorandum.

            (aa) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (A) the Company is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) the Company has made all filings and provided all notices required under any applicable Environmental Laws, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company,
      (E) the Company has not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of the Company is
      (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response,

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      Compensation, Liability Information System List promulgated pursuant to
      CERCLA, or on any comparable list maintained by any state or local governmental authority.

            For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state, provincial and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

            (bb) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company which is pending or, to the knowledge of the Company, threatened.

            (cc) The Company carries insurance in such amounts and covering such risks as is commercially reasonable in light of its business and the value of its properties. The Company has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

            (dd) The Company has no material liability for any prohibited transaction (within the meaning of Section 4975(c) of the Internal Revenue Code of 1986, as amended (the "Code") or Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (or an accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA) or any complete or partial withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant. With respect to such plans, the Company is in compliance in all material respects with all applicable provisions of ERISA.

            (ee) The Company (i) makes and keeps accurate books and records and
      (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the

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      reported accountability for its assets is compared with existing assets at reasonable intervals.

            (ff) The Company will not be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (gg) The Notes, the Exchange Notes, the Registration Rights Agreement, Warrant Registration Rights Agreement, the Indenture, the Units, the Unit Agreement, the Warrants, the Warrant Shares and the Warrant Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

            (hh) Except as may be provided by the agreements set forth on
      Schedule I attached hereto, no holder of securities of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement or Warrant Registration Rights Agreement other than as expressly permitted thereby.

            (ii) Neither the Company nor any of its respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. The Company has not distributed and will not distribute any offering material in connection with the offering of the Units other than the Final Memorandum and any Preliminary Memorandum. No securities of the same class as any of the Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

            (jj) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Act or, in the case of the Notes, to qualify the Indenture under the TIA.

            (kk) No Securities are of the same class (within the meaning of Rule 144A as promulgated under the Act ("Rule 144A")) as the securities of the Company listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system.

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            (ll) The Company has not taken, nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of any of the Securities.

            (mm) Neither the Company nor any person acting on any of its behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to any of the Securities; the Company and its respective Affiliates and any person acting on any of their behalf (other than the Initial Purchaser or any Affiliate of the Initial Purchaser) have complied with the offering restrictions requirement of Regulation S.

            (nn) Each of the Preliminary Memorandum and the Final Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of any of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Act.

            (oo) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

            (pp) Neither the Company nor, to the Company's knowledge, any officer or director purporting to act on behalf of the Company has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977,
      (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or (v) engaged in any transaction, maintained any bank account or used any corporate funds except for transaction, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

            (qq) Except as disclosed in any Memorandum, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them.

            (rr) Neither the Company nor any affiliate of the Company does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

            (ss) The Company has not engaged or retained any person, other than NatWest, to act as a financial advisor, underwriter or placement agent in

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      connection with the issuance of any of the Securities and, except for the fees and expenses payable in connection with the issuance of the Securities as described in the Final Memorandum, no person has the right to receive a material amount of financial advisory, underwriting, placement, finder's or similar fees in connection with, or as a result of, the issuance of the Securities and the purchase of the Securities by NatWest or the consummation of the other transactions contemplated hereby.

            (tt) On and after the Closing Date, each of the Security Documents will create, as security for the Notes purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons other than Persons with Permitted Liens and subject to no other Liens (except Permitted Liens (as defined in Final Memorandum)), in favor of the Collateral Agent for the benefit of the holders of the Notes. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings (i) required in connection with any such Security Document (other than the Pledge Agreement) which shall have been made upon or prior to (or are the subject of arrangements, reasonably satisfactory to the Collateral Agent, for filing on or promptly after the date of) the execution and delivery thereof and (ii) that are required by this Agreement or the relevant Security Document to be made thereafter.

            (uu) The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.

            (vv) On the Closing Date, the outstanding Common Stock of the Company on a fully diluted basis (assuming the conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and the exercise of all outstanding warrants and options) prior to the issuance of the Warrants is _______ shares and the Warrant Shares constitute 20% of the Common Stock on a fully diluted basis.

            3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, Units at a price of $______ per Unit. Based on its determination of the relative fair market values of the Notes and the Warrants, the Company intends to treat $ __________ of the issue price of a Unit as allocable to the Note included in such Unit and $ _________ as allocable to the Warrant included in such Unit. One or more certificates in definitive form for the Units that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 48 hours prior to the Closing

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Date, shall be delivered by or on behalf of the Company to the Initial
Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer of same day funds to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of White & Case, 1155 Avenue of the Americas, New York, NY at 10:00 A.M., New York time, on February __, 1998, or at such other place, time or date as the Initial Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Units available for inspection and packaging by the Initial Purchaser at such place as designated by the Initial Purchaser at least 24 hours prior to the Closing Date.

            4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Units at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

            5. Covenants of the Company. The Company covenants and agrees with the Initial Purchaser that:

            (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have consented, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchaser.

            (b) The Company will cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not now so subject.

            (c) If, at any time prior to the completion of the distribution by the Initial Purchaser of the Units, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would, in the judgment of the Company or in the reasonable opinion of counsel for the

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      Initial Purchaser include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

            (d) The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

            (e) The Company will apply the net proceeds from the sale of the Securities substantially as set forth under "Use of Proceeds" in the Final Memorandum.

            (f) The Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee, the holders of the Notes, the Unit Agent, the Warrant Agent, the holders of the Warrants or holders of the Warrant Shares and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

            (g) The Company will furnish to the Initial Purchaser, as soon as they have been prepared, and so long as the Securities are outstanding, a copy of (i) the audited financial statements for each fiscal year of the Company commencing with the Company's fiscal year ended December 31, 1997 and (ii) any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

            (h) Neither the Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of any of the Securities in a manner which would require the registration under the Act of any of the Securities.

            (i) The Company will not engage in any form of "general solicitation" or "general advertising" (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering of the Securities within the meaning of Section 4(2) of the Act.

            (j) Neither the Company nor its Affiliates nor any person acting on any of their behalf will engage, in any directed selling efforts (as that term is defined in

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      Regulation S) with respect to the Securities to comply, and to have its
      Affiliates and each person acting on its or their behalf comply, with the offering restrictions requirements of Regulation S.

            (k) For so long as any of the Securities remain outstanding, the Company will make available, upon request, to any seller of Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

            (l) For a period of 180 days from the date of the Final Memorandum, the Company or any subsidiary of the Company will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any subsidiary of the Company (other than the Exchange Notes) without the prior written consent of the Initial Purchaser.

            (m) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchaser, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Act.

            (n) In connection with the offering of the Securities, until the Initial Purchaser shall have notified the Company of the completion of the resale of the Securities, the Company will not, and will cause its affiliated purchasers (as defined in the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities.

            (o) Except as contemplated by the Final Memorandum, the Company will not take any action prior to the execution and delivery of the Indenture, the Unit Agreement or the Warrant Agreement which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture, the Unit Agreement or the Warrant Agreement.

            (p) The Company will not take any action prior to the Closing Date which would require the Final Memorandum to be amended or supplemented pursuant to Section 5(c).

            (q) Prior to the Closing Date, the Company will not issue any press release

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      or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchaser is notified), without the prior written consent of the Initial Purchaser, unless in the judgment of the Company and its counsel, after notification to the Initial Purchaser, such press release or communication is required by law.

            (r) The Company will use its best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "Portal Market") and (ii) permit the Units, the Notes and the Warrants to be eligible for clearance and settlement through the Depository Trust Company ("DTC").

            (s) The Company will pay and discharge, and will cause each of its subsidiaries to pay and discharge when due and payable all taxes imposed on it or on its income or profits or on any of its properties except such taxes as are being contested in good faith in appropriate proceedings; provided, it has maintained adequate reserves with respect thereto in accordance with GAAP.

            (t) On or prior to the Closing Date, the Company shall provide the Initial Purchaser with a copy of a statement, issued by the Company pursuant to U.S. Treasury Regulations Section 1.897-2(h), certifying that the common stock of the Company is not a United States real property interest.

            6. Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of counsel, accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchaser of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchaser relating thereto, (vi) fees and expenses of the Trustee, the Unit Agent, the Collateral Agent and the Warrant Agent (including fees and expenses of counsel), (vii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market, (viii) all expenses incurred in connection with the approval of the Securities for book-entry transfer by DTC and (ix) all expenses in connection with any meeting

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with prospective investors and all other reasonable out-of-pocket expenses of the Initial Purchaser (including, without limitation, all road show expenses) incurred by the Initial Purchaser or any of its affiliates in connection with, or arising out of, the offering and sale of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including all fees, disbursements and charges of White & Case) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Securities. It is agreed, however, that in the event the Initial Purchaser shall receive a Placement Fee as contemplated by the NatWest Engagement Letter, then the Company shall have no obligation to reimburse the Initial Purchaser for the fees, disbursement and charges of White & Case.

            7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase and pay for the Securities shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

            (a) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel for the Company, in form and substance satisfactory for counsel to the Initial Purchaser, dated the Closing Date, substantially to the effect that:

                  (i) The Company has been duly incorporated, is validly
            existing and is in good standing as a corporation under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business as described in the Final Memorandum.

                  (ii) Except as set forth in the Final Memorandum, to the
            knowledge of such counsel, there are no outstanding (i) options, warrants or other rights to purchase from the Company, (ii) agreements or other obligations of the Company to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of, or other equity securities of, the Company.

                  (iii) The Company has all requisite corporate power and
            authority to execute, deliver and perform its obligations under the Notes. The Notes are in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company and when executed and delivered

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            by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee) and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, will entitle the holders to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, indemnity and contribution or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and except that such counsel need not express any opinion as to the enforceability of the waiver as to usery, extension or stay laws.

                  (iv) The Global Note (as such term is defined in the
            Indenture) is in the form contemplated by the Indenture.

                  (v) The Company has all requisite corporate power and
            authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the TIA. The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming due authorization, execution and delivery thereof by the Trustee), except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, indemnity and contribution or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and except that such counsel need not express any opinion as to the enforceability of the waiver as to usery, extension or stay laws.

                  (vi) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, and when the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee), will constitute the valid and legally binding obligations of the Company, will entitle the holder to the benefits of the Indenture, and will be enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general

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            equitable principles (regardless of whether the issue of
            enforceability is considered in a proceeding in equity or at law), and except that such counsel need not express any opinion as to the enforceability of the waiver as to usury extension or stay laws.

                  (vii) The Company has all requisite corporate power and
            authority to execute, deliver and perform its obligations under each of the Registration Rights Agreement, Warrant Registration Rights Agreement, the Unit Agreement and the Warrant Agreement. Each of such agreements has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by each of the other parties thereto) constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and subject to the limitations of federal and state securities laws and public policy considerations as to any rights to indemnity or contribution thereunder, and subject further to the fact that provisions for liquidated damages may be unenforceable if they were deemed to constitute a penalty.

                  (viii) The Company has all requisite corporate power and
            authority to execute, deliver and perform its obligations under each of the Security Documents. Each of the Security Documents has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by each of the other parties thereto) constitutes a valid and legally binding agreement of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), including without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

                  (ix) The Units have been duly authorized, executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of

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            enforceability is considered in a proceeding in equity or at law).

                  (x) The Warrants have been duly authorized, executed, issued and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                  (xi) The Warrant Shares have been duly and validly authorized and validly reserved for issuance, and when issued and paid for upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid, nonassessable, free of preemptive rights as a matter of the United States federal laws, the Delaware General Corporation Law or the New York Business Corporation Law, and to such counsel's knowledge, free of all other preemptive rights.

                  (xii) The Company has all requisite corporate power and
            authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate action, and has been duly executed and delivered by the Company.

                  (xiii) No consent, approval, authorization or order of any
            United States federal, New York state or Delaware state court or govern- mental agency or body is required under applicable law or, to the knowledge of such counsel under any United States federal, New York state or Delaware state court decree, order or regulatory decision for the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Unit Agreement, the Warrant Agreement, the Indenture, the Securities and the Security Documents or the consummation by the Company of the transactions contemplated hereby or thereby that are to be completed prior or on the date hereof, except such as have been obtained or disclosed in the Final Memorandum and such as may be required under state securities or "Blue Sky" laws as to which such counsel need not express any opinion. The Company is not (i) in violation of its certificate of incorporation or bylaws (or similar organizational document) or (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation (of which such counsel is aware) applicable to any of them or any of their respective properties or assets, except such violations or breaches that would not, individually or in the aggregate, have a Material Adverse Effect.

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                  (xiv) The execution, delivery and performance by the Company of this Agreement, the Indenture, the Registration Rights Agreement, Warrant Registration Rights Agreement, the Unit Agreement, the Warrant Agreement, the Security Documents, and the consummation by the Company of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) any material contract known to us to which the Company is a party or to which any of its assets is subject or a violation of any of the certificate of incorporation or by-laws (or similar organizational document) of the Company, or (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of representations and warranties of the Initial Purchaser in Section 8 of the Purchase Agreement) violate any statute, judgment, decree, order, rule or regulation (of which such counsel is aware) applicable to the Company or any of its properties or assets except for any such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xv) To the knowledge of such counsel, there is not pending or threatened, any action, suit, proceeding, inquiry, investigation or legislative mandate to which the Company is a party or to which the property or assets of the Company is subject, before or brought by any court, arbitrator or governmental agency or body which are reasonably likely to, individually or in the aggregate, have a Material Adverse Effect and would otherwise be required to be described in a prospectus that is subject to Item 103 of Regulation S-K under the Securities Act or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder.

                  (xvi) Neither the consummation of the transactions
            contemplated by this Purchase Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  (xvii) The Company is not nor immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will it be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (xviii) The Notes satisfy the eligibility requirements of Rule
            144A(d)(3) under the Act.

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                  (xix) The statements in the Final Memorandum under the caption
            "Description of Capital Stock", "Description of Units," "Description of Notes", "Description of Warrants" and "Exchange Offer and Registration Rights," and the description in the Final Memorandum of the Company's agreement with Southland Corporation, insofar as they describe the provisions of the documents and instruments therein described, constitute fair summaries thereof in all material respects;

                  (xx) No registration under the Act of the Securities is
            required in connection with the sale of the Securities to the Initial Purchaser as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 8 of this Agreement and otherwise in the manner contemplated by this Agreement and the Final Memorandum; and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or accredited investors as defined in Rule 501(a) (1), (2), (3) or (7) promulgated under the Act ("Accredited Investors"), (ii) the accuracy of the Initial Purchaser's representations in Section 8 hereof and those of the Company contained in this Agreement regarding the absence of a general solicitation or general advertising in connection with the sale of such Securities to the Initial Purchaser and the initial resale thereof and (iii) the due performance by the Initial Purchaser of the agreements set forth in Section 8 hereof.

                  (xxi) The provisions of the Security Agreement create in favor of the Collateral Agent a valid security interest in and to the Collateral to which Article 9 of the Uniform Commercial Code as in effect in the State of New York ("UCC") on the date hereof is applicable (the "Article 9 Collateral"). When financing statements on Form UCC-1 have been duly filed in the jurisdictions set forth on schedule 2 attached to such opinion, such filings will result in the perfection of the security interests in that portion of the Article 9 Collateral in which security interests are perfected under the UCC in the jurisdictions set forth on schedule 2 attached hereto by the filing of financing statements.

                  (xxii) The provisions of the Pledge Agreement, together with delivery in the State of New York of the certificates representing the Pledged Securities, would create in favor of the Collateral Agent valid security interests in and to the Pledged Securities and the Proceeds (as such terms are defined in the Pledge Agreement). The actions specified in Section 3 of the Pledge Agreement are all the actions necessary under the

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            UCC to perfect the security interest of the Collateral Agent in the
            Pledged Securities. Assuming the Collateral Agent acquires its interest in the Pledged Securities in good faith and without notice of any adverse claims and that each certificate evidencing shares of Pledged Securities is either in bearer form or registered form, issued or indorsed in the name of the Collateral Agent or in blank, the Collateral Agent would acquire its security interest in the Pledged Securities free of adverse claims.

                  (xxiii) The statements contained in the Memorandum under the caption "Certain United States Federal Tax Consequences," to the extent that they constitute matters of U.S. federal tax law and legal conclusions with respect thereto, are correct in all material respects.

            In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, the General Corporation Law of the State of Delaware or the New York Uniform Commercial Code, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchaser and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials, and may assume that the laws of the State of New York are substantially similar to the laws of those states listed on Schedule 2 attached to such opinion.

            In addition to the foregoing, such counsel shall state that is has participated in conferences with directors, executive officers and other representatives of the Company, representatives of the Company's independent public accountants, representatives of the Initial Purchaser and counsel for the Initial Purchaser at which conferences the contents of the Final Memorandum and related matters were discussed, and although such counsel has not independently verified and has not passed upon or assumed any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, no facts have come to such counsel's attention to lead it to believe that the Final Memorandum and any further amendments or supplements thereto as of their respective dates and on the date of such opinion letter contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data (including projections contained therein) included in the Final Memorandum). The opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. described in this Section shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

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            (b) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of White & Case LLP, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, White & Case shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

            (c) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Colombo & Bonacci, P.C., in form and substance satisfactory to counsel to the Initial Purchaser, dated the Closing Date, substantially to the effect that:

                  (i) The Company has the authorized and issued shares of
            capital stock set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company as of the Closing Date will be duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any statutory preemptive rights under the laws of the state of Delaware; or; except as set forth in the Final Memorandum, to such counsel's knowledge, there are no outstanding (i) options, warrants or other rights to purchase from the Company, (ii) agreements or other obligations of the Company to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of, or other equity securities in, the Company.

                  (ii) The Company has been duly incorporated, is validly
            existing and is in good standing as a corporation under the laws of the State of Delaware with all requisite corporate power and authority to own its properties and conduct its business as now conducted, and as described in the Final Memorandum; the Company is duly qualified to do business as a foreign corporation in good standing Minnesota, Texas, Florida, Virginia, Washington, D.C. and Maryland.

                  (iii) To the knowledge of such counsel, there is not pending or, threatened, any action, suit, proceeding, inquiry or investigation to which the Company is a party, or to which the property or assets of the Company is subject, before or brought by any court, arbitrator or governmental agency or body which is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Preliminary Memorandum and the Final Memorandum.

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                  (iv) To such counsel's knowledge, except as may be provided by the agreements set forth on Schedule I attached hereto, no holder of securities of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement or Warrant Registration Rights Agreement other than as expressly permitted thereby.

            (d) On the Closing Date, the Initial Purchaser shall have received good standing certificates for the Company in those jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would, individually or in the aggregate, not have a Material Adverse Effect.

            (e) On the Closing Date, the Initial Purchaser shall have received the following documents duly authorized, executed and delivered by each of the parties thereto, in form and substance satisfactory for counsel to the Initial Purchaser, and containing such terms and conditions that are usual and customary in transactions similar to those contemplated hereby and thereby, dated the Closing Date:

            (i)   each of the Security Documents;

            (ii)  the Indenture;

            (iii) the Warrant Agreement;

            (iv)  the Unit Agreement;

            (v)   the Registration Rights Agreement; and

            (vi)  the Warrants Registration Rights Agreement.

            (f) On or prior to the Closing Date, the Company shall have filed amendments with the Secretary of State of Delaware to the Certificates of Designations for each of the Series B Preferred Stock and the Series C Preferred Stock, such amendments to be in forms reasonably satisfactory to the Initial Purchaser.

            (g) On or prior to the Closing Date, the Company shall have received consents to the transaction contemplated by this Agreement, the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Unit Agreement, the Warrant Agreement, the Indenture and the Security Documents from the requisite number of holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, such consents to be in a form reasonably satisfactory to the Initial Purchaser.

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            (h) On the Closing Date, the Initial Purchaser shall have received
      (i) proper financing statements (Form UCC-1) or such other financing statements or similar notices as shall be required by local law fully executed for filing under the appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be granted by the Security Documents and evidence of the completion of all other recordings; (ii) filings of, or with respect to, such Security Documents as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by such Security Documents and (iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Documents have been taken or acceptable arrangements to effect such actions have been taken.

            (i) The Initial Purchaser shall have received from McGladrey & Pullen, LLP comfort letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchaser, which describe the procedures as the Initial Purchaser may request and McGladrey & Pullen, LLP is willing to perform and report upon.

            (j) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has had, or would be reasonably likely to have, a Material Adverse Effect.

            (k) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

            (l) The Notes shall have been approved by the NASD for trading in the PORTAL Market.

            (m) There shall not have occurred any invalidation of Rule 144A under the Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the

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      Initial Purchaser would materially impair the ability of the Initial
      Purchaser to purchase, hold or effect resales of the Units as contemplated hereby.

            (n) There shall not have occurred any change, or any development involving a prospective change, in the general business affairs, condition (financial or otherwise), prospects or results of operations, of the Company from that set forth in the Final Memorandum that constitutes a Material Adverse Effect and that makes it, in the Initial Purchaser's judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

            (o) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of the Company shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not, individually or in the aggregate, have a Material Adverse Effect.

            (p) No securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

            (q) The Initial Purchaser shall have received certificates of the Company, dated the Closing Date, signed by its Chairman of the Board and Chief Executive Officer, to the effect that:

                  (i) The representations and warranties of the Company
            contained in this Agreement, the Registration Rights Agreement, the Warrant Registration Rights Agreement, the Unit Agreement, the Warrant Agreement and the Security Documents are true and correct as of the date hereof and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

                  (iii) The sale of the Units hereunder has not been enjoined
            (temporarily or permanently);

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                  (iv) Such other information as the Initial Purchaser may
            reasonably request.

            (r) The Initial Purchaser shall have received a certificate from the corporate secretary of the Company, dated the Closing Date, attaching certified copies of (i) all resolutions of the Board of Directors of the Company authorizing the transactions contemplated by this Agreement including, without limitation, approving the offering of the Securities, the entering into this Agreement, the Indenture, the Registration Rights Agreements, Warrant Registration Rights Agreement, the Warrant Agreement and the Unit Agreement and (ii) the certificate of incorporation and by-laws of the Company and certifying the names and true signatures of those officers of the Company executing any documents contemplated by this Agreement.

            On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company.

            All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

            8. Offering of Securities; Restrictions on Transfer. The Initial Purchaser agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (ii) it has and will solicit offers for the Securities only from, and will offer the Units only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act) ("Accredited Investors") reasonably believed by the Initial Purchaser to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Exhibit A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons

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("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) in reliance on Regulation S of the Securities Act.

            The Initial Purchaser represents and warrants that it is an Accredited Investor, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities. The Initial Purchaser agrees to comply with the applicable provisions of Rule 144A, Rule 144 and Regulation S under the Act and will offer and sell the Securities only in compliance such provisions. The Initial Purchaser hereby acknowledges that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 7(a) hereof, counsel to the Company will rely upon the accuracy and truth of the representations contained in this Section 8 and the Initial Purchaser hereby consents to such reliance.

            9. Indemnification and Contribution. (a) The Company, to the extent permitted by applicable law, agrees to indemnify and hold harmless the Initial Purchaser and its respective affiliates, directors, officers, agents, representatives, general partners and employees of the Initial Purchaser or its affiliates, and each other person, if any, who controls the Initial Purchaser or its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the full extent lawful against any losses, claims, damages, expenses or liabilities (or actions in respect thereof, including, without, limitation, shareholder derivative actions and arbitration proceedings) to which the Initial Purchaser or such other person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application");

            (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (iii) any breach of any of the representations and warranties of the Company set forth in this Agreement; or

            (iv) any breach of any of the representations and warranties of the Company set forth in the Registration Rights Agreement, Warrant Registration Rights Agreement, the Unit Agreement or the Warrant Agreement;

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and will reimburse, as incurred, the Initial Purchaser and each such other person for any reasonable legal or other expenses incurred by the Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission (A) made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein or (B) which results from the fact that a copy of the Final Memorandum was not sent or given to a person, and if the untrue statement or omission or alleged untrue statement or omission that was contained in the Preliminary Memorandum has been corrected in the Final Memorandum and delivered to the Initial Purchaser on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liabilities or obligations that the Company may otherwise have to the indemnified parties. Subject to Section 9(c), the Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by the Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser.

            (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers, its agents, its representatives and its employees and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, or any such director, officer, agent, representative, employee or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or

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defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. Subject to Section 9(c), the Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without its written consent, which shall not be unreasonably withheld.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances designated by the Initial Purchaser in the case of paragraph

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(a) of this Section 9 or the Company in the case of paragraph (b) of this
Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or
(ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party, unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

            (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Units or
(ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions or breaches that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of commissions and before deducting expenses) received by the Company bears to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be

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entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

            (e) It is agreed that the indemnification provided for in this
Section 9 shall supersede the indemnification provisions contained in the NatWest Engagement Letter; provided, however, that no party shall be relieved of any liability under the Natwest Engagement Letter based upon an act or omission committed prior to the date hereof.

            10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company its respective officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchaser or any other person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 17 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date any of the following shall have occurred:

            (i) the Company shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, earthquakes, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference has had or could be reasonably likely to have a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any other event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

            (ii) there shall have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company from that set forth in the Final

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      Memorandum that is material and adverse and that makes it, in the Initial
      Purchaser's sole judgment, impracticable to market the Units, the Notes or the Warrants on the terms and in the manner contemplated in the Final Memorandum;

            (iii) trading generally shall have been suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the National Association of Securities Dealers, Inc. or the setting of minimum prices for trading on such exchange or market shall have occurred or trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;

            (iv) a banking moratorium shall have been declared by New York, Minneapolis or United States authorities;

            (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) any material change in the financial markets of the United States or (D) any other national or international calamity or emergency which, in the case of (A), (B), (C) or (D) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum;

            (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that has a material adverse effect on the financial markets in the United States, and would, in the sole judgment of the Initial Purchaser, make it impracticable or inadvisable to market the Securities;

            (vii) the proposal, enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule order of any court or other governmental authority which, in the sole judgment of the Initial Purchaser, would have a Material Adverse Effect; or

            (viii) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

            (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in this
Section 11 and Sections 6 and 10 hereof.

            12. Information Supplied by the Initial Purchaser. The statements set forth in the last paragraph on the cover page of the Final Memorandum and paragraphs 5, 6 and 7 under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished

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by the Initial Purchaser to the Company for the purposes of Sections 2(a) and 9 hereof.

            13. Original Issue Discount Legend. The Company will cause each physical Note to contain on its face a legend that satisfies the requirements of U.S. Treasury Regulations Section 1.1275-3(b) stating that such debt instrument was issued with original issue discount ("OID") and detailing (i) the issue price, (ii) the amount of OID per $1,000 of principal amount, (iii) the issue date and (iv) the yield to maturity, or, alternatively, detailing the name and either the address or telephone number of a representative of the Company who will, beginning no later than ten days after the issue date, be able to promptly supply the appropriate information in response to a holder's request.

            14. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered to (i) NatWest Capital Markets Limited, 135 Bishopsgate, London, England, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention:
Timothy B. Goodell, Esq.; if sent to the Company, shall be mailed or delivered to the Company at Mentus Media Corp., 9531 West 78th Street, Eden Praire, MN 55344, Attention: Thomas Pugliese, with a copy to, Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, 30th Floor, New York, NY 10022,
Attention: Robert L. Winikoff, Esq.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

            15. Net Payments. All payments made by the Company hereunder or under any Note will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits of the Initial Purchaser) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Company agrees to indemnify and hold harmless the Initial Purchaser, and reimburse the Initial Purchaser upon its written request, for the amount of any Taxes so levied or imposed and paid by the Initial Purchaser.

            16. Successors. This Agreement shall inure to the benefit of and be

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binding upon the Initial Purchaser, the Company and its respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company and officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

            17. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

            18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

                                          Very truly yours,

                                          MENTUS MEDIA CORP.


                                          By:____________________________
                                             Name:
                                             Title:


            The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

                                          NATWEST CAPITAL MARKETS LIMITED


                                          By:____________________________
                                             Name:
                                             Title:

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